Exhibit 10.30

MARKET ACCESS SERVICES AGREEMENT

This Market Access Services Agreement (this “Agreement”) is made and entered into this 11th day of September, 2012, by Ardent Mines (the “Company”), a Nevada corporation having offices at 100 Wall Street NewYork, NY United States, 10005 and Monarch Media LLC, a Nevada limited liability corporation having an office at Suite 18, 3136 South Eastern Avenue, Las Vegas NV  89169 (the “Consultant”).

             Whereas the Company files periodic and other reports under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”) and has its common stock quoted for trading on the Over-The-Counter Bulletin Board (the “OTCBB”);

             Whereas the Consultant, a privately held corporation, is experienced and specializes in providing various investor and public relations, corporate branding and corporate image services to “public” companies and their principals;

             Whereas the Consultant desires to provide the Company with Market Access Services under the terms and conditions set forth in this Agreement;

             Whereas the Company desires to engage the Consultant under the terms and conditions set forth in this Agreement;

            Whereas the parties hereto acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the Market Access Services and, deem it to be in their respective best interest to clarify their respective duties and obligations with respect to the Market  Access Services to be provided hereunder,  and by the terms and conditions of this Agreement, to replace, in their entirety, all  prior discussions, negotiations, understandings and agreements with respect to such Market Access Services.

               Now, Therefore, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Defined Terms And Interpretations.

            1.1       Defined Terms.    For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

            (a)  "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

            (b)  "Business" shall mean any and all research and development business as presently being conducted, or as may be conducted in the future, by the Company and/or its subsidiaries;

(c)  "Business Day" means any day (other than a Saturday or Sunday) during which commercial banks are open for business in New York, New York.

            (d)  "Effective Date" is September 5th, 2012;

            (e)  "Parties"  or "Party" means, individually and collectively, the Company  and/or the Consultant hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

            (f)  "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the United States Securities and Exchange Commission (the “SEC”), The Financial Industry Regulatory Authority (the “FINRA”),  and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the business and affairs of the Company; and

            (g)  "Subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary.

            1.2       Interpretation.  For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a)  the words "herein", "hereof" and "hereunder" and other words of  similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b)  any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity;  and

     (c)  words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

2.         Engagement, Term  And Termination.

            2.1       Engagement. The Company hereby retains the Consultant, as an independent contractor on a non-exclusive basis, to provide Market Access Services to the Company as more particularly set forth in Section 3 hereof, and the Consultant hereby agrees to provide such services, as an independent contractor, to the Company, all upon the terms and conditions set forth in this Agreement.

            2.2         Term.  Subject to the provisions of Section 2.3 hereof, the initial term of this Agreement shall commence on the Effective Date and terminate 90 days thereafter (the “Initial Term”);  provided, however, that the Initial Term and any Extended Term (as defined below) of this agreement shall be automatically extended (as so extended the “Extended Term”) 90 days thereafter unless either party hereto gives written notice of its intention to terminate this Agreement upon the expiration of the Initial Term or the Extended Term at least 30 days prior to the expiration of the Initial Term or the Extended Term, as the case may be except as otherwise amended in writing, all of the terms and conditions of this Agreement shall remain in full force and effect during any Extended Term.

            2.3        Earlier Termination.

             (a)         Notwithstanding any other provision of this Agreement (including Section 2.2 above), this Agreement may be terminated by any of the Parties hereto at any time after the Effective Date and during any Extended Term upon such Party's delivery to the other Party hereto of prior written notice of its intention to do so (the "Notice of Termination") at least 60  calendar days prior to the effective date of any such termination (the "Effective Termination Date"). In any such event the Consultant's ongoing obligation to provide the Market Access Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Consultant all of the amounts otherwise payable to the Consultant under Section 4 hereof, until the Effective Termination Date.

            (b)        Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any of the Parties hereto at any time upon written notice to the other Party of such Party's intention to do so at least 10 calendar days prior to the effective date of any such termination (herein also the "Effective Termination Date"), and damages sought, if:

            (i)  the other Party fails to cure a material breach of any provision of this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such    material breach cannot be reasonably cured within said 10 calendar days and the other     Party is actively pursuing to cure said material breach);

            (ii)  the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 10 calendar days from its receipt of  written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively       pursuing to cure said willful non-compliance);

            (iii)  the other Party commits fraud or serious neglect or misconduct in the discharge of its duties hereunder or under  applicable law; or

            (iv)  the other Party shall (A) apply for or consent to the appointment of a receiver,   trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its    assets; (B) file a voluntary petition in bankruptcy or admit in writing that it is unable to   pay its debts as they become due; (C) make a general assignment for the benefit of         creditors; (D) file a petition or answer seeking reorganization or an arrangement with            creditors or to take advantage of any debtor relief laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in             any bankruptcy, reorganization or insolvency proceeding; or (F) take corporate action for     the purpose of effecting any of the foregoing;

            (v)        any Regulatory Authority shall impose sanctions against the Consultant for  violation of federal or state securities laws; or

            (vi)       the conviction of, or plea of guilty or no contest to, a felony or any other crime  involving moral turpitude, fraud, theft, embezzlement or dishonesty by an officer of the  Consultant.

            2.3       Effect of Termination.  Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard.

3.         Duties And Obligations Of The Consultant.

            3.1       Market Access Services.   The Consultant agrees that it will use its best efforts to provide the following investor and public relations, corporate branding and corporate image services set forth on Schedule A hereto, as the same may from time to time be amended (collectively, the “Market Access Services”) to the Company:

             3.2       Adherence to Rules and Policies. The Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company, including but not limited to the Company’s policy on “insider trading,” and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant. Consultant will not buy, sell, or trade at any time company stock in which he is retained.

             3.3       Confidentiality.     (a)        Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the “Confidential Financial Information”), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company’s business (collectively, “Confidential Information”).

                        (b)        Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes.  Consultant shall also refrain from disclosing any such Confidential Information to any third parties.  Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information.

                        (c)        Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure, Consultant can demonstrate either (i)  was in the public domain and generally available to the public or (ii) thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) which the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

             3.4       Compliance With Applicable Laws.

(a)        The Consultant will comply with all applicable United States, Canadian and foreign laws, whether federal, provincial or state, applicable to the Consultant’s duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant may provide to any person or company hereunder will, to the best of the Consultant’s knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information concerning the Company and its business which would be material.

            (b)        The  Consultant understands that the Company is subject to certain obligations in connection with the disclosure of material nonpublic information to certain persons outside the Company, including broker-dealers, investment advisers, institutional investment managers (and their associated persons), investment companies, and holders of the Company's securities (collectively, the "Enumerated Persons"). In order to help assure the Company's compliance with the provisions of Regulation FD promulgated by the SEC, the Consultant will not disclose to any third party any information that has been furnished to the Consultant by the Company without the Company's prior written consent; and, further, in the event of any proposed disclosure of such information to any Enumerated Person by the Consultant, the Consultant shall assure that each such Enumerated Person agrees to keep such disclosed information in confidence by executing an appropriate confidentiality or similar agreement with the Company.

             3.5       Opinions, Reports And Advice Of The Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant’s engagement hereunder are intended solely for the Company’s benefit and for the Company’s use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company’s sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant’s role in respect of the Company may be made by the Consultant without the prior written consent of the Company (unless otherwise required by applicable law or a Regulatory Authority)  in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Company, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

4.         The Consultant’s Compensation And Expense Reimbursement.

            4.1       Fees.    Upon the execution of this Agreement, in consideration of the Market Access Services to be rendered by the Consultant, the Company hereby covenants and agrees to pay the Consultant $70,000 and any additional amounts mutually agreed to in writing by the Company and the Consultant from time to time during the term of this Agreement.

            4.2       Expense Reimbursement.

            (a) Consultant agrees to bear and pay for all of its own expenses incurred in the performance of its duties under this Agreement (such as telephone, mailing, labor, etc.); provided that the Company shall pay all extraordinary expenses incurred by the Consultant in connection with the Marker Access Services, such as the following:

(i)         Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company;

            (ii)        seminars, expositions, money and investment shows;

            (iii)       radio and television time and print media advertising costs, when applicable;

            (iv)       subcontract fees and costs incurred in preparation of research reports, when applicable;

            (v)        cost of on-site due diligence meetings, if applicable;

(vi)       printing, mailing and publication costs of brochures, marketing materials and analysts reports  which are not supplied by the Company;

            (vii)      printing and publication costs of Company annual reports, quarterly reports,  and/or other shareholder communication collateral material which are not supplied by Company; and

            (viii)     mailings effected by the Consultant to its data bank of contacts.

            (b)        The Consultant may request that the Company make payment directly to any third party vendor providing any of the enumerated services and/or to make such payment in advance if so required by said vendor.  Any expense reimbursement to made by the Company hereunder shall within ten (10) days of receipt of the Consultant’s written invoice for the same, excluding any costs associated with material and services which are due and payable in advance of material production.

            (c)        Anything herein to the contrary notwithstanding, the Company is responsible for preparing and paying the Company expenses associated with any and all documents related to any Market Access Services, that the Company and/or its counsel deems necessary in order to assure the Company's compliance with applicable laws including, but not limited to, applicable federal and state securities laws.

             5.         Company’s Additional Duties And Obligations.  Company shall have the following duties and obligations under this Agreement:

            5.1       Cooperation.  Cooperate fully and timely with the Consultant so as to facilitate the Consultant’s performance its obligations under this Agreement. In this regard, the Company will:

            (a)        act diligently and promptly in reviewing materials submitted to it from time to time by the Consultant and inform the Consultant of any inaccuracies contained therein prior to the dissemination of such materials; and

            (b)        Promptly give written notice to the Consultant of any change in Company’s financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.

             5.2       Due Diligence.   The Company agrees to provide copies of due diligence information regarding the Company including, but not limited to, copies of such financial statements as it deems necessary or appropriate (it being understood that the Company files annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the SEC including financial statements of the Company and certain other disclosures which provide financial and other information regarding the Company) as well as any other information and/or documentation to such persons, including any Professional Analysts, as the Consultant, in connection with its performance of the Market Access Services, may from time to time request when and if deemed appropriate by the Company; provided that to the extent required by the Company, such information shall be furnished only pursuant to a confidentiality and non-disclosure agreement reasonably satisfactory to the parties thereto. Any information provided hereunder will be deemed Confidential Information if not otherwise publicly disclosed by the Company.

6.         The Company’s Representations and Warranties.

               The Company warrants and represents that:

            (a)        All written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are materially accurate as of the date of preparation thereof, such financial information shall have been prepared within 110 days of delivery to Consultant and Consultant may rely upon the accuracy thereof without independent investigation.

             (b)       The Company is duly incorporated and validly existing, and in good standing as a corporation under the laws of the State of Nevada. The Company's authorized, issued and outstanding capital stock is as set forth in the Company's most recent filings with the SEC. It has the power and the authority to own its property and conduct its business, present and proposed, as described in the filing and the Company has full corporate power and authority to enter into this Agreement.

            (c)        The Company has the power and authority to execute, deliver and perform this Agreement.

            (d)        The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company’s execution and delivery of this Agreement.

            (e)        This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity.

7.         Representations and Warranties of the Consultant.

            (a)        The Consultant has the power and authority to execute, deliver and perform this Agreement.

            (b)        The execution and delivery by the Consultant of this Agreement have been duly and validly authorized by all requisite action by the Consultant. No license, consent or approval of any person is required for the Consultant’s execution and delivery of this Agreement.

            (c)        This Agreement has been duly executed and delivered by the Consultant. This Agreement is the legal, valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity.

8.         Indemnification and Legal Proceedings.

            8.1        Indemnification.      The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

            8.2        No Indemnification.            This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent, guilty of willful misconduct, or if such indemnification is otherwise impermissible under applicable law.

            8.3        Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

            8.4        Notice of Claim.     In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

            8.5       Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

            8.6       Legal Proceedings. Notwithstanding that the Indemnifying Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

             (a)  such counsel has been authorized by the Indemnifying  Party;

             (b) the Indemnifying   Party has not assumed the defense of the action within a  reasonable period of time after receiving notice of the action;

             (c) the named parties to any such action include that any Party hereto and the  Indemnified Party shall have been advised by counsel that there may be a conflict of  interest between any Party hereto and the Indemnified Party; or

             (d)  there are one or more legal defenses available to the Indemnified  Party which are different from or in addition to those available to any Party hereto.

            8.7       Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

9.         Force Majeure

            9.1 Events.      If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of actions taken by Regulatory Authorities, strikes, walk-outs, labor shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

            9.2 Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under Section 9.1 hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

10.       Miscellaneous

             10.1     Notices.  Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at:

                        100 Wall Street

New York, NY
United States, 10005

Attention:  Chief Executive Officer

 if to Consultant, addressed to it at:

3136 South Eastern Avenue

Suite 18

Las Vegas NV 89169

Attention: Vincent Zaldivar

or to such address as may hereafter be designated in writing by one party to the other.  Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

             10.2     Entire Agreement.  This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relating to Market Access Services to be provided subsequent to the Effective Date.

             10.3     Amendment of Agreement.  This Agreement may be altered or amended, in whole or in part, only in a writing signed by both Parties.

            10.4     Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which so provides by its terms.

             10.5     Captions and Headings.  The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

10.6     Confidentiality. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

10.7     Benefits.        This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.8     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            10.9     Currency.  Unless otherwise specified, references to monies used in this Agreement shall be deemed to be United States dollars.

10.10   Multiple Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

            10.11     No Partnership or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.12   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.13   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

In Witness Whereof, the Parties have executed this Agreement on the day and year first above written.

Ardent Mines LTD                                                         Monarch Media LLC

By: /s/ URMAS TURU                                                By: /s/ VINCENT ZALDIVAR

Name:  Urmas Turu                                                     Name: Vincent Zaldivar

Title: CEO                                                                   Title: President

Schedule A

EXHIBIT A

Market Access Services

1.         Assist with non-deal road show including meetings with brokers, fund managers and high     net-worth investors.

2.         Placement of Company in print and television media.

3.         Assistance in the preparation and distribution of press releases.

4.         Assistance in identifying and introducing the Company to potential financial analysts.

5.         Calls to brokers and investment advisors.

6.         Arranging for interviews on web and television financial news programs.

7.         Investor line to handle call volume.

8.         Strategic advice, including technical analysis to ensure that press release distribution  and other dissemination of news releases generates the maximum impact.

9.         Email and Direct mail marketing campaigns (Company to pay expenses).

10.       IR related services, including periodic review and analysis of the Company’s web site updated, fielding investor inquiries, etc.

11.       Comprehensive marketing campaign, including outsourcing to third-party providers email, direct mail, email, television, radio and other mediums for advertising the Company to investors.

12.       Assist the Company in establishing a financial and public relations methodology designed to increase awareness of the Company within its sector and the investment community, through the development and implementation of appropriate plans and means for presenting the Company and its business plans, growth             strategies and industry professionals and as well as broker dealers, underwriters, and other financial  institutions.

13.       Assist the Company, if requested, in the preparation of the Company’s due diligence reports, corporate profile and fact sheets.

14.       To expose the Company to active industry, investment and financial newsletter writers and analysts.

15.       Conduct, if requested, teleconferences with the Consultant as moderator, among  Company executive(s), industry, investment and other interested participants.

16.       Assist, if requested, the Company in the preparation and release of all press releases.

17.       Assist, if requested, in the review and enhancement of the Company’s website as it pertains to investor services and corporate branding;

18.       E-mail press releases, corporate announcements, broker updates, Company news developments and SEC filings to the Consultant’s database of financial and investment  analysts, and industry professionals.